CNB CORPORATION

and

THE CONWAY NATIONAL BANK

FINANCIAL REPORT

JUNE 30, 2009

www.conwaynationalbank.com

TO OUR SHAREHOLDERS AND FRIENDS:

The U.S. national economy remained in a state of recession during the second quarter of 2009.  The Advance Estimate of the Bureau of Economic Analysis, a division of the U.S. Department of Commerce, indicates that real gross domestic product contracted 1.0% for the second quarter of 2009.  This decline is an improvement from the 6.4% decline experienced in the first quarter of 2009.  However, it appears that the second quarter improvement was significantly impacted by mass government spending.  Locally, the troubled real estate sector continued to decline as real estate closings were down approximately 21.0% for the second quarter of 2009 in comparison to the same period for 2008.  Again, this decline is an improvement from the approximate 44.0% decline experienced for the first quarter of 2009.  The banking industry as well has continued to experience significant difficulties with 44 bank failures occurring in the first six months of 2009 compared to 4 for the same period in 2008.  Despite these difficulties, Conway National maintained a solid financial position and comparatively favorable operating results for the first half of 2009.

Net income for the six months ended June 30, 2009 totaled $2,779,000, down substantially from $4,677,000 for the same period in 2008, 40.6%.  Although earnings declined for the first half of 2009, Conway National performed very well in comparison to our national peer and to the combined operating results of all South Carolina banks.  On a per share basis, earnings declined 39.9% from $5.56 in 2008 to $3.34 in 2009 representing an annualized return on average assets of .62% and an annualized return on average equity of 6.41% as compared to 1.08% and 11.17%, respectively, for the same period in 2008.  The annualized return on average assets for the Bank's national peer group was .40% for the first half of 2009, while the combined operating results for all South Carolina banks was a net loss of (.20)% for the same period.

Total assets grew to $895.5 million at June 30, 2009, an increase of 4.3% over June 30, 2008, and capital stood at $86.9 million at June 30, 2009 compared to $82.4 million at June 30, 2008.  Total deposits were $679.6 million at June 30, 2009, a decrease of 4.8% from $713.7 million for the previous year.  The decline in deposits primarily represents a shift in customer product preference as large depositors have sought to secure deposits through increased utilization of repurchase agreements, which increased 102.6% from $49.8 million at June 30, 2008 to $100.9 million at June 30, 2009.  Loans totaled $595.5 million at June 30, 2009, an increase of 1.2% from 2008; and investment securities were $210.0 million, an increase of 10.2% from the prior year.

Net income for the six months ended June 30, 2009 of $2,779,000 compares favorably to peer and industry performances but is significantly lower than historical returns experienced by the Bank.  Bank earnings are primarily the result of the Bank's net interest income, which increased slightly, .01% to $15,978,000 for the six months ended June 30, 2009 from $15,754,000 for the same period in 2009.  Other factors which affect earnings include the provision for possible loan losses, noninterest expense, and noninterest income.  The provision for possible loan losses increased significantly, 406.6%, from $854,000 for 2008 to $4,326,000 for 2009.  The allowance for loan losses, as a percentage of net loans, was increased to 1.43% at June 30, 2009 as compared to 1.16% at June 30, 2008.  Noninterest expense increased 4.7% from $11,461,000 to $12,004,000 for the first half of 2009 as compared to the first half of 2008; and noninterest income increased 22.5% from $3,573,000 to $4,376,000 for the same periods, respectively.  Noninterest expense increased overall due primarily to increased FDIC insurance premiums, which increased 1,515.4% from $39,000 for the first half of 2008 as compared to $630,000 for the first half of 2009.  Noninterest income increased due to increased gains on sales of investment securities, partially offset by a decline in service charge income on deposit accounts and decreased other operating income.

With the national and local economic recessions expected to continue through much of 2009, we anticipate that profitability will remain below historical levels while, at the same time, expect that the Bank will continue to grow, further strengthen, and generally prosper.  Although the Bank's credit concerns have been relatively minor in terms of the magnitude of non-performing assets in the industry and local markets, we have appropriately addressed the majority of credit concerns during the first half of 2009.  Loan losses are expected to level in the third quarter of 2009 and be significantly diminished by year-end.  However, it is anticipated that the Bank will continue to incur significant increases in FDIC premiums in the second half of 2009, as the FDIC continues to deal with costly bank failures.

Although much uncertainty remains about the economic environment and a turnaround in economic activity is difficult to predict, we are confident that your bank will continue to thrive throughout this difficult period.  We expect the Bank to perform in the same strong manner consistent with our history and based in our conservative policies and procedures.  At the same time, the Bank is being positioned and prepared to meet future demands and opportunities.  In April of 2009 the Bank completed an 18-month process of converting our core application systems.  This massive project required significant effort of all Conway National staff, and their extraordinary efforts are commendable.  The implementation of these state of the art systems will provide the capacity for growth and increased efficiency for many years to come.

Conway National continues firm and strong, maintaining substantial financial position and profitability above the industry average.  As our area and our country continue to weather this economic downturn throughout 2009, Conway National will remain steadfast to its conservative and prudent banking practices; and, as always, we are very appreciative of your continued support.  We look forward to the future and continuing to build your bank steeped in our traditions of exceptional customer service, trust, and dedication to all of the communities we serve.

W. Jennings Duncan, President
CNB Corporation and The Conway National Bank

CNB CORPORATION AND SUBSIDIARY Conway, South Carolina CONSOLIDATED BALANCE SHEET (Unaudited)

ASSETS:	June 30, 2009	June 30, 2008
Cash and due from banks...........................................	$ 56,873,000	$ 21,694,000
Investment securities:
Obligations of United States government sponsored enterprises...........................................	176,256,000	162,713,000
Obligations of states and political subdivisions......	33,032,000	27,223,000
Other securities........................................................	3,801,000	2,389,000
Total investment securities.............................	213,089,000	192,325,000
Federal funds sold and securities purchased under agreement to resell...................................................	0	25,000,000
Loans............................................................................	596,426,000	589,410,000
Less allowance for loan losses.................................	(8,400,000)	(6,736,000)
Net loans..........................................................	588,026,000	582,674,000
Bank premises and equipment....................................	23,678,000	23,265,000
Other assets.................................................................	13,881,000	13,333,000
Total assets......................................................	$ 895,547,000	$ 858,291,000

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
Deposits:
Noninterest-bearing...............................................	$ 106,799,000	$ 118,222,000
Interest-bearing......................................................	572,819,000	595,500,000
Total deposits..................................................	679,618,000	713,722,000

Federal funds purchased and securities sold under agreement to repurchase........................................	100,945,000	49,835,000
Other short-term borrowings.......................................	21,588,000	4,464,000
Other liabilities.............................................................	6,485,000	7,831,000
Total Liabilities.................................................	808,636,000	775,852,000

Stockholders' Equity:
Common stock, par value $10.00 per share: Authorized 1,500,000; issued 841,654 in 2009 and 833,566 in 2008........................................	8,417,000	8,335,000
Capital in excess of par value of stock.....................	51,881,000	50,692,000
Retained earnings......................................................	26,429,000	23,724,000
Accumulated other comprehensive income..............	184,000	(312,000)
Total stockholders' equity................................	86,911,000	82,439,000
Total liabilities and stockholders' equity.........	$ 895,547,000	$ 858,291,000

CNB CORPORATION AND SUBSIDIARY Conway, South Carolina CONSOLIDATED STATEMENT OF INCOME (Unaudited)
	Six Months Ended
INTEREST INCOME	June 30, 2009	June 30, 2008
Interest and fees on loans..............................................	$ 18,789,000	$ 20,739,000
Interest on investment securities:
Taxable investment securities....................................	2,973,000	4,347,000
Nontaxable investment securities..............................	581,000	547,000
Other securities...........................................................	37,000	53,000
Interest on federal funds sold and securities purchased under agreement to resell.........................	37,000	422,000
Total interest income.........................................	22,417,000	26,108,000

INTEREST EXPENSE:
Interest on deposits	5,663,000	9,468,000
Interest on federal funds purchased and securities sold under agreement to repurchase .........................	590,000	756,000
Interest on other short-term borrowings.......................	186,000	130,000
Total interest expense.......................................	6,439,000	10,354,000
Net interest income........................................................	15,978,000	15,754,000
Provision for loan losses................................................	4,326,000	854,000
Net interest income after provision for loan losses......	11,652,000	14,900,000
Noninterest income:
Service charges on deposit accounts...........................	1,700,000	1,911,000
Gains on sales of investment securities......................	1,352,000	0
Other operating income................................................	1,324,000	1,662,000
Total noninterest income......................................	4,376,000	3,573,000
Noninterest expense:
Salaries and employee benefits...................................	7,093,000	7,411,000
Occupancy expense......................................................	1,602,000	1,534,000
Other operating expense..............................................	3,309,000	2,516,000
Total noninterest expense.....................................	12,004,000	11,461,000
Income before income taxes..........................................	4,024,000	7,012,000
Income tax provision .....................................................	1,245,000	2,335,000
Net income......................................................................	$ 2,779,000	$ 4,677,000

Per share:

Net income per weighted average shares outstanding.	$ 3.34	$ 5.56

Cash dividend paid per share.........................................	$ 0	$ 0

Book value per actual number of shares outstanding...	$ 103.26	$ 98.90

Weighted average number of shares outstanding.........	832,892	841,100

Actual number of shares outstanding............................	841,654	833,566

Member Federal Reserve System - Member FDIC

CNB CORPORATION BOARD OF DIRECTORS
Harold G. Cushman, Jr., Chairman
James W. Barnette, Jr.	William O. Marsh
William R. Benson	George F. Sasser
Harold G. Cushman, III	Lynn G. Stevens
W. Jennings Duncan	John C. Thompson
Edward T. Kelaher

CONWAY NATIONAL BANK OFFICERS

W. Jennings Duncan	President
L. Ford Sanders, II	Executive Vice President
William R. Benson	Senior Vice President
Marion E. Freeman, Jr.	Senior Vice President
Phillip H. Thomas	Senior Vice President
M. Terry Hyman	Senior Vice President
Raymond Meeks	Vice President
A. Mitchell Godwin	Vice President
Jackie C. Stevens	Vice President
Betty M. Graham	Vice President
F. Timothy Howell	Vice President
E. Wayne Suggs	Vice President
Janice C. Simmons	Vice President
Patricia C. Catoe	Vice President
W. Michael Altman	Vice President
Boyd W. Gainey, Jr.	Vice President
William Carl Purvis	Vice President
Bryan T. Huggins	Vice President
Virginia B. Hucks	Vice President
W. Page Ambrose	Vice President
L. Ray Wells	Vice President
L. Kay Benton	Vice President
Richard A. Cox	Vice President
Gail S. Sansbury	Vice President
Roger L. Sweatt	Assistant Vice President
Timothy L. Phillips	Assistant Vice President
Helen A. Johnson	Assistant Vice President
Elaine H. Hughes	Assistant Vice President
Gwynn D. Branton	Assistant Vice President
Tammy S. Scarberry	Assistant Vice President
D. Scott Hucks	Assistant Vice President
Carlis L. Causey	Assistant Vice President
Jeffrey P. Singleton	Assistant Vice President
C. Joseph Cunningham	Assistant Vice President
Sherry S. Sawyer	Banking Officer
Rebecca G. Singleton	Banking Officer
Josephine C. Fogle	Banking Officer
Debra B. Johnston	Banking Officer
Freeman R. Holmes, Jr.	Banking Officer
Doris B. Gasque	Banking Officer
Jennie L. Hyman	Banking Officer
Marsha S. Jordan	Banking Officer
Sylvia G. Dorman	Banking Officer
Marcie T. Shannon	Banking Officer
Caroline P. Juretic	Banking Officer
Sheila A. Johnston	Banking Officer
John H. Sawyer, Jr.	Banking Officer
Nicole Scalise	Banking Officer
Janet F. Carter	Banking Officer
Dawn L. DePencier	Banking Officer
Steven D. Martin	Banking Officer
Carol M. Butler	Banking Officer
W. Eugene Gore, Jr.	Banking Officer
James P. Jordan, III	Banking Officer
John M. Proctor	Banking Officer
Bonita H. Smalls	Banking Officer